Exhibit 10.9

**THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.**

FELICITEX MATERIAL TRANSFER AND ROYALTY AGREEMENT

This Felicitex Material Transfer and Royalty Agreement (this “Agreement”) is effective the date of full execution by the Parties below and is by and between Felicitex Therapeutics, Inc., a Delaware corporation (“Felicitex”) having a usual place of business at 27 Strathmore Rd., Natick, MA 01760 and Memorial Sloan Kettering Cancer Center, a New York not-for-profit corporation having its principal place of business at 1275 York Avenue, New York, NY 10065 (“Recipient” or “MSK”) (together with Felicitex, “Parties” and each, a “Party”).

WHEREAS, Felicitex possesses certain technical and other proprietary material as detailed below;

WHEREAS, Recipient desires to use the Material for certain research and evaluations as detailed herein; and

WHEREAS, Felicitex desires to share the Material with Recipient, but only in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The Material. Felicitex shall deliver to Recipient via Recipient’s investigator Neal Rosen, M.D., Ph.D. the technical and other proprietary material and/or information as detailed in Exhibit 1 hereto (the “Material”).

2. The Purpose. The Recipient shall use the Material only for purposes set out in the study proposal attached hereto as Exhibit 2 (the “Purpose”) and for no other purpose or use whatsoever. Recipient shall further use the Material in accordance with directions provided by Felicitex. Felicitex will try to provide the amount of the Material needed to complete the Purpose; however, Recipient acknowledges that Felicitex is not required to replace lost or damaged Material or any Material deemed to be unfit. Felicitex cannot guarantee that any additional supply of the Material can be made available in the future or, if available, that it will be from the same lot or of similar quality.

3. Restrictions on Use. (a) Recipient shall only allow those trained in handling similar materials in their assigned job functions to handle the Material. (b) Recipient shall be responsible for ensuring that all personnel utilizing the Material, receiving Confidential Information (as defined herein), and/or conducting the Purpose understand and agree to be bound by all of the terms and conditions of this Agreement, and Recipient agrees to be responsible for any failures by personnel to comply with this Agreement. (c) Recipient assumes all responsibilities and risks in connection with the receipt, handling, storage, use, and disposal of the Material, and will comply with all applicable federal, state, and local laws and regulations. (d) Recipient understands that the Material has not been approved for human use and Recipient shall not administer the Material to humans in any manner or form. (e) Recipient shall not sell, transfer, or otherwise distribute the Material to any third party without expressed written permission by Felicitex. (f) Recipient shall not allow the Material to be handled or disclosed to any personnel who do not have a need to know about the Material for the Purpose. (g) Recipient shall not use the Material to support the research or development of any commercial product except as indicated in the Purpose, including, without limitation, any product containing, discovered, or derived from use of the Material. (h) Recipient shall not attempt to reverse engineer, characterize, or ascertain the chemical structure of the Material or its degradants or metabolites, and shall not make derivatives of, or perform experiments to determine the identity of the Material.

4. Disclaimer. RECIPIENT ACKNOWLEDGES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND IS BEING PROVIDED “AS IS” AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TOXICITY PROFILE, AND WARRANTY OF NON-INFRINGEMENT OF ANY PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY.

FELICITEX ACKNOWLEDGES ANY RESULS AND INVENTIONS IS BEING PROVIDED “AS IS” AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTY OF NON-INFRINGEMENT OF ANY PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY.

5. Reports. Recipient shall provide Felicitex with a written report detailing its progress on the Purpose and its finding, including relevant know-how, within fourteen (14) days upon (a) reasonable request from Felicitex from time to time, (b) completion of the Purpose or as scheduled in Exhibit 2 and (c) termination of this Agreement.

6. Confidential Information. As used herein, “Confidential Information” means any information disclosed by one Party to the other Party under this Agreement that is designated as “Confidential.” Each Party agrees that the other Party shall (a) use, copy, and make extracts of the Confidential Information only in connection with the Purpose and (b) not disclose any of the Confidential Information to any third party other than its directors, officers, and employees who have a need to know the Confidential Information for the Purpose and who are bound by obligations of confidentiality substantially similar to those in this Agreement. Each Party is liable to the other Party for any use or disclosure of the other Party’s Confidential Information in violation of the terms of this Agreement by any of its personnel. The terms of this Section do not apply to any information that a Party can demonstrate: (i) it possessed before it was disclosed by the other Party under this Agreement; (ii) is or becomes public (other than as a result of breach of this Agreement by the receiving Party or its personnel); (iii) it obtains from a third party free of any confidentiality obligation to the disclosing Party with respect to such information; or (iv) is independently developed by or on behalf of the receiving Party without the use of the Confidential Information. Notwithstanding anything to the contrary contained herein, the receiving Party shall be permitted to disclose any Confidential Information that is required to be disclosed by a governmental authority or by applicable law, provided that the it shall: (i) notify the disclosing Party of any such disclosure requirement as soon as practicable; (ii) cooperate with the disclosing Party if the disclosing Party seeks a protective order or other remedy in respect of any such disclosure; and (iii) furnish only that portion of the Confidential Information which it is legally required to disclose.

7. Intellectual Property.

(a) The Material and all proprietary rights thereto, including, but not limited to, patent rights, are and shall remain the sole property of Felicitex. No express or implied license or any other right is granted to Recipient under any patents, patent applications, or other proprietary rights of Felicitex except for the limited purpose of the Purpose and as set forth herein.

(b) Any and all results obtained by Recipient with the Material and by engaging in the Purpose, including the underlying data and conclusions drawn from the Purpose, that does not constitute Inventions (as defined below) (together, with all intellectual property rights therein, the “Results”) shall be owned by Recipient. Felicitex is free to use the Results for research and development purposes to the extent such use does not materially jeopardize Recipient’s publication and/or intellectual property rights.

(c) “Invention” means any invention or discovery which is conceived and reduced to practice by Recipient using the Material during the Term, which is or may be patentable or otherwise protectable under Title 35 of the United States Code or analogous rights under other applicable law (e.g., foreign patent rights). Inventorship with respect to any Inventions will be determined according to United States patent law, as administered by the United States Patent and Trademark Office, and ownership of any Inventions shall follow inventorship. Without providing any authority for Recipient to use the Material in violation of this Agreement, in the event that Recipient conceives of any Inventions while using the Material outside the scope of this Agreement (including the Purpose), Recipient shall grant and does hereby grant to Felicitex an exclusive (even as to MSK), royalty free, irrevocable, perpetual, and unrestricted license to such Inventions. Recipient shall promptly disclose to Felicitex any and all Inventions, and such disclosure shall constitute the Recipient’s Confidential Information.

(d) To preserve Felicitex’s freedom to operate with regard to the Materials, Recipient hereby grants to Felicitex a non-exclusive, irrevocable, perpetual, compensation-free, and unrestricted worldwide license to research, develop, make, have made, use, sell, offer for sale, have sold, import and export the Materials under any patent applications and patents claiming any Inventions, to the extent that absent such license, Felicitex would otherwise be in infringement of any patent or other proprietary right claiming an Invention.

8. Options

(a) MSK grants Felicitex the first option to negotiate an exclusive or non-exclusive commercial license to MSK’s Inventions and the first option to negotiate an exclusive license to MSK’s rights in any Inventions that are jointly owned by the Parties.

(b) Felicitex’s right to exercise an option granted in this Section 8 begins on the earlier of (i) the date Felicitex receives the notice of such Invention and (ii) the date the Invention is conceived and ends on the latter of (x) ninety (90) days from the date of disclosure and (y) ninety (90) days after MSK provides notice to Felicitex that its research hereunder is complete (the “Option Period”).

(c) If Felicitex elects to exercise the option, Felicitex will provide MSK written notice of said election (the “Notice”) within the Option Period. Upon receipt of the Notice by MSK, the Parties will endeavor to negotiate in good faith, an acceptable license agreement within six (6) months after receipt of the Notice (the “Negotiation Period”). Licenses elected and negotiated by Felicitex are effective as of the date the Parties sign a separate license agreement, which will contain indemnity, insurance, and no-warranty provisions as appropriate, in addition to other customary terms and conditions that are based on standards current in the industry. If the Negotiation Period expires and a license agreement has not been negotiated, all rights to the MSK Inventions will remain with MSK

(d) Notwithstanding the above, for a period of eighteen (18) months following the end of the Option Period, if MSK desires to license, in whole or in part, exclusive or non-exclusive any of the Inventions to any third-party, MSK agree that Felicitex shall have the first of refusal to accept any such license on terms no less favorable as those proposed to the third-party. MSK shall provide Felicitex with terms in writing and Felicitex will have thirty (30) days from the receipt of such terms to accept. If the proposal to the third-party was for a non-exclusive license, and Felicitex exercises its rights hereunder, MSK shall be permitted to license the applicable Inventions to the third-party.

9. Publications.

(a) Publications, in print, electronic, or other media, include but are not limited to articles, whether in peer reviewed journal or not, articles, opinion pieces, testimonials, etc. in trade magazines or pamphlets, books, book chapters, posters, oral presentations, videos, etc. in English or another language (together “Publications”). Recipient has the right to publish any of the Results, provided that it shall provide Felicitex with a copy of the manuscript disclosing such Results prior to submission and comply with the following provisions. Felicitex shall have thirty (30) days after receipt of the copy to review the proposed publication to provide comments or objections, and to suggest corrections and amendments in writing for Recipient’s consideration, and/or to remove any Confidential Information. If Felicitex does not provide any comments within thirty (30) days of receipt of a copy of the proposed publication then the proposed publication is deemed to be accepted as is. In the event that Felicitex provides Recipient with written comments, objections, corrections, or amendments to the proposed publication, Recipient shall either (i) make reasonable effort to implement Felicitex’s corrections and amendments; (ii) remove Confidential Information from the proposed publication; (iii) or, if any Confidential Information must remain in the proposed manuscript to allow for a meaningful publication, the Recipient will delay its submission for publication for maximum of sixty (60) days from receipt of Felicitex’s objections on the proposed publication to allow Felicitex an opportunity to protect Felicitex’s proprietary or intellectual property rights relating to the Material that might be contained in such disclosure.

(b) Without limiting the foregoing, any publication by Recipient wholly or in part based on or related to the Material, the Purpose, the Results, or the Inventions must acknowledge Felicitex’s personnel (scientists or consultants, in the discretion of Felicitex) in accordance with scientific custom and/or acknowledge Felicitex as the source of the Material.

10. Term and Termination. This Agreement commences on the Effective Date and will terminate on the earlier of its (i) second (2nd) anniversary, (ii) upon thirty (30) days prior written notice of one party to the other, or (iii) upon Recipient’s notification to Felicitex that it has completed its research hereunder. Upon termination, and upon request of Felicitex, Recipient shall (a) return to Felicitex any remaining Material in Recipient’s possession, or, upon Felicitex’s instruction, destroy any such Material and certify in writing that the Recipient has either returned to Felicitex or destroyed all of the Material and (b) Recipient shall return or destroy all documents or copies containing Confidential Information; provided however that Recipient may retain one copy of such files for archival purposes only. Any right or obligation of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, shall stay in effect following Termination.

11. [Omitted]

12. Limitations of Liability. Under no circumstances shall Felicitex be liable to any party (including Recipient) for any special, incidental, indirect, consequential, exemplary, or punitive damages based on any theory of liability arising out of or in any manner connected with this Agreement, the Material or the subject matter hereof, and regardless of whether Felicitex has been informed of or otherwise may have anticipated the possibility of such damages.

13. Insurance and Risk. Recipient will maintain adequate liability insurance protection to conduct the Purpose, such protection also being applicable to Recipient’s personnel while acting in the scope of their engagement with Recipient.

14. General Terms.

(a) Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes all prior discussions, negotiations, agreements, and understandings (both written and oral) between the parties with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement. This Agreement may only be amended in writing executed by both parties.

(b) Assignment and Sublicensing. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other.

(c) Successors and Assigns. Notwithstanding Section 13(b), Felicitex shall have the right to assign this Agreement to an affiliate and/or to any successor in interest to which this Agreement relates. In the event of any such assignment, Felicitex shall provide prompt written notice to Recipient.

(d) Severability. If any provision of this Agreement, or the application of any such provisions to either of the Parties is held by a court of competent jurisdiction to be invalid, unlawful, or unenforceable, (i) the remaining provisions of this Agreement will nonetheless be valid and enforceable and shall remain in full force and effect, and will not be affected, impaired, or invalidated in any manner, (ii) such determination shall not affect the validity, lawfulness, or enforceability of this Agreement in any other jurisdiction, and (iii) the invalid, unlawful, or unenforceable provision will be deemed superseded by a valid, lawful, and enforceable provision that most closely matches the intent of the original provision.

(e) Third Parties. Nothing herein is intended, nor will be deemed, to confer rights or remedies upon any third party.

(f) Interpretation. The headings in this Agreement are inserted for convenience of reference only and are not to be considered in the interpretation or construction of the provisions hereof. The singular of any term shall include the plural, and vice versa. All uses of “including” herein shall be interpreted to mean “including, but not limited to.”

(g) Notices. All notices hereunder shall be in writing and shall be delivered by certified mail and email to the other party at the address set forth below or at such other address as such party may designate in writing. Each such notice hereunder will be effective upon the date of delivery.

Felicitex:

Attn: Maria Vilenchik, PhD

Felicitex Therapeutics, Inc.

27 Strathmore Rd.

Natick, MA 01760

mvilenchik@felicitex.com

With a copy to:

Val Gurvits, Esq.

Boston Law Group, PC

825 Beacon Street, Suite 20

Newton Centre, MA 02459

vgurvits@bostonlawgroup.com

Recipient:

Memorial Sloan Kettering Cancer Center

1275 York Avenue, Box 524

New York, N.Y. 10065

Attention:	Gregory Raskin, M.D.
Vice President, Technology

Development rtmotdcontracts@mskcc.org

With a Copy to:

Memorial Sloan Kettering Cancer Center

Office of Technology Development

Attention:	Shilpi Basnerjee, Esq., Ph.D.
Chief Intellectual Property Counsel,
Associate General Counsel
If by mail:	1275 York Avenue, Box 524
New York, N.Y. 10065

(h) Governing Law; Jurisdiction. The Parties agree to remain silent on the governing law of this Agreement.

(i) Counterparts. This Agreement may be executed in two counterparts, each of which, when so executed and delivered, shall be an original, but both of which together shall constitute one and the same instrument.

(j) Language. If this Agreement is executed in English and any other language, in the event of a conflict between the English version and the foreign translation, the terms of the English version shall control.

(k) Waiver. Any waiver by either Party of any right shall not operate or be construed as a general waiver.

[Signatures on next page]

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date set forth above.

FELICITEX:
Felicitex Therapeutics, Inc.

By:	/s/ Maria Vilenchik
Name:	Maria Vilenchik, Ph.D
Title:	CEO and Founder
Date:	December 4, 2020

RECIPIENT:
Memorial Sloan Kettering Cancer Center

By:	/s/ Gregory Raskin
Name:	Gregory Raskin, M.D.
Title:	Vice President, Technology Development
Date:	Dec 3, 2020

Exhibit 1

The Material

[**] Felicitex’s DRYK1b inhibitor FX-9847

DYRK1B

Exhibit 2

The Purpose

Recipient investigator, through his lab and Recipient’s xenograft core facility, will use Material to test the hypothesis that inhibition of DRYK1b will kill persister cells in tumors treated with commercially available ERK pathway inhibitors.

DYRK1B